February 22, 1996



Magellan Health Services, Inc.
3414 Peachtree Road, N.E.
Suite 1400
Atlanta, Georgia  30326

     Re: Form S-3 Registration  Statement relating to 4,000,000 shares of Common
         Stock, par value $.25 per share, of Magellan Health Services, Inc.

Ladies and Gentlemen:

         I have acted as counsel for Magellan Health Services, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering from time to time of up to 4,000,000 shares (the "Shares") of Common Stock, par value $.25 per share, of the Company, by Rainwater-Magellan Holdings, L.P.

         As such counsel, I have examined and relied upon such records, documents, certificates and other instruments as in my judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, I have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to me as certified, conformed or photographic copies, and as to certificates of public officials, I have assumed the same to have been properly given and to be accurate.

         Based upon the foregoing, I am of the opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

         I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus that forms a part of the Registration Statement.

                                        Very truly yours,


                                        /s/ Steve J. Davis
                                        ----------------------------------------
                                        Steve J. Davis
                                        Executive Vice President, Administrative
                                        Services and General Counsel





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